Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 30, 2011, with respect to the consolidated financial statements and schedule included in the Annual Report of Aetrium Incorporated on Form 10-K for the year ended December 31, 2010.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Aetrium Incorporated on Forms S-8 (File No. 333-111747 effective January 7, 2004, and File No. 333-111748 effective January 7, 2004).

/s/GRANT THORNTON LLP

Minneapolis, Minnesota
March 30, 2011